SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS THIS SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (“Agreement”) is entered into as of this 12th day of February, 2019 by and between Kirsten Hoover (“Employee”), and Acacia Research Group LLC, a Texas limited liability company (the “Company”) (each sometimes referred to herein as a “Party” and collectively as the “Parties”). WHEREAS, Employee is currently serving as the Company’s Corporate Controller on a full- time basis; WHEREAS, the Employee’s employment with the Company will terminate by mutual agreement of the Employee and the Company, effective as of June 15, 2019 (the “Effective Date”) on the terms set forth herein; and WHEREAS, the Parties agree that Employee shall receive certain severance benefits on and following the Effective Date on the terms set forth herein. NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Employee pursuant to this Agreement as described below, the adequacy of which is hereby acknowledged by Employee, and that Employee acknowledges that Employee would not otherwise be entitled to receive, Employee and the Company hereby agree as follows: 1. Termination of Employment. Subject to the terms and conditions of this Agreement, (i) the Employee’s employment with the Company shall become part-time employment, with the Employee working up to twenty (20) hours per week, effective as of March 15, 2019; and (ii) the Employee’s employment with the Company shall be terminated effective as of the Effective Date and, from and after the Effective Date. Until the Effective Date, the Employee agrees that she shall serve as the Company’s Corporate Controller and as Acacia Research Corporation’s (“ARC’s”) Principal Financial Officer, and in connection therewith, shall continue to perform such functions customarily performed by a public corporation’s Principal Financial Officer, including, without limitation, executing certifications as ARC’s “Principal Financial Officer” as defined in the Securities Exchange Act of 1934 Act, as amended. 2. General Release of Claims by Employee. 2.1 Release and Discharge of Claims. In consideration for the promises and covenants contained herein, other than the rights and benefits granted to the Employee hereunder, Employee irrevocably and unconditionally releases and discharges the Company and all affiliated and related entities, and their respective agents, officers, directors, stockholders, members, employees, attorneys, insurers, subsidiaries, predecessors, successors and assigns (“Company Releasees”), from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or relating to any omissions, acts or facts that have occurred up until and including the date of this Agreement, including but not limited to those arising from or related or attributable to Employee’s employment with the Company and her separation from such employment (“Claims”). Such Claims include, but are not limited to, claims based upon any violation of the Company’s policies and regulations or any written or oral contract or agreement between the Company and Employee; tort and common law claims including but not limited to claims for wrongful or retaliatory discharge, emotional distress, defamation, slander, libel or false imprisonment, claims for attorneys’ fees, back pay, front pay or reinstatement; claims based upon employment discrimination or harassment of any kind or nature, and claims based upon alleged violation of: the California Fair Employment and Housing Act (California Government Code section 12900, et seq.); the Unruh Civil Rights Act (California Civil Code section 51); the California Family Rights Act (California Government Code sections 12945.2 and 19702.3); the California Labor Code; the Equal Pay Act of 1963, as amended (29 U.S.C. section 206(d) et. seq.); Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. section 2000e et seq.); the Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. section 1001 et seq.); the Family Medical Leave Act (29 U.S.C. section 2601 et seq.); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. section 201, et seq.); the United States and California Constitutions; the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S.C. sections 1981 and 1983; State wage and hour laws; or any other State, Federal or local statutes or laws. Employee further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) (the “ADEA”) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended (the “OWBPA”). The provisions of this Section do not release claims that cannot be released as a matter of law. The provisions of this Section also do not preclude (1) filing suit to challenge the Company's compliance with the waiver requirements of the ADEA, as amended by the OWBPA, or (2) filing a charge with the Equal Employment Opportunity Commission. However, Employee acknowledges that she is not entitled to any monetary damages resulting from any such actions. 2.2 General Release. Except as otherwise provided herein, Employee understands that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to the above-referenced matters and disputes. Employee acknowledges that any and all rights granted her under section 1542 of the California Civil Code, or any other analogous Federal or State law or regulation, are hereby expressly waived. Section 1542 of the California Civil Code reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Employee further acknowledges that she is aware that after executing this Agreement, Employee or Employee’s agents may discover claims or facts in addition to or different from those that she now knows of with respect to the subject matter of this Agreement, but it is Employee’s intention to release all such claims. 2.3 Employee acknowledges that this Agreement was presented to her on the date indicated above and that Employee is entitled to have 21 days’ time in which to consider it. Employee further acknowledges that the Company has advised Employee that Employee is waiving her rights under the ADEA, and that Employee may obtain advice concerning this Agreement from an attorney of her choice, and Employee has had sufficient time to consider the terms of this Agreement. Employee represents and acknowledges that if Employee executes this Agreement before 21 days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee’s legal counsel (if any), and that Employee voluntarily waives any remaining consideration period. 2.4 Employee understands that after executing this Agreement, Employee has the right to revoke it within seven days after her execution of it. Employee understands that this Agreement will not become effective and enforceable unless the seven-day revocation period passes and Employee does not revoke this Agreement in writing. Employee understands that this Agreement may not be revoked after the seven-day revocation period has passed. Employee also understands that any revocation of this Agreement must be made in writing and delivered to the Company at its principal place of business within the seven-day period. 2.5 Employee understands that this Agreement shall become effective, irrevocable, and binding upon Employee on the eighth day after her execution of it, so long as Employee has not revoked it within the time period and in the manner specified herein. Employee further understands that Employee will not be given any severance benefits under the Agreement until the effective date of this Agreement. 3. Separation Payments. In the event that (i) Employee remains employed with the Company through the Effective Date and (ii) the Employee executes a release on the Effective Date in the form attached hereto as Exhibit A (the “Release”) and Employee has not revoked such Release after her execution of it as provided therein, then: 3.1 On the Effective Date, the Company shall pay Employee an amount equal to her accrued but unused vacation time and floating holiday benefits as of the Effective Date, less applicable withholdings; 3.2 Commencing on the Effective Date, the Company shall continue to pay to the Employee her base salary as of the date of this Agreement on a monthly basis, less applicable withholdings, for four and one-half (4½) months, through October 31, 2019, in accordance with the Company’s normal payroll policies and procedures; 3.3 Commencing on the Effective Date, on the fifteenth (15th) day of each month thereafter for a total of twelve (12) months (the “Severance Period”), and subject to the Employee providing reasonable evidence each month of continued healthcare coverage under her current medical, dental and vision plans as provided through the Company, the Company shall pay to the Employee a payment in the amount of One Thousand Nine Hundred Sixty-One and 51/100 dollars ($1,961.51), less applicable withholdings, as reimbursement for the Employee’s estimated total COBRA (as defined below) premiums over such twelve (12) month period for the continuation of medical and dental coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Employee and Employee’s eligible dependents who were covered under the Company’s health plans as of the date hereof; provided, however, that notwithstanding the foregoing, the Company’s obligation to make the payments under this Section 3.3 shall cease at such time as the Employee has obtained healthcare coverage from a third party employer or another source; and 3.4 The Employee’s existing equity awards shall remain outstanding pursuant to their terms. 4. Additional Agreements.

4.1 Intellectual Property. The Employee agrees that any and all discoveries, concepts, ideas, inventions, writings, plans, articles, devices, products, designs, treatments, structures, processes, methods, formulae, techniques and drawings, and improvements or modifications related to the foregoing that are in any way directly related to the Company’s active patent portfolios, which are made, developed, created, contributed to, reduced to practice, or conceived by the Employee, whether solely or jointly with others, in connection with the Employee’s services to the Company (collectively, the “Intellectual Property”) shall be and shall remain the exclusive property of the Company, and, to the extent applicable, a “work made for hire,” and the Company shall own all rights, title and interests thereto, including, without limitation, all rights under copyright, patent, trademark, statutory, common law and/or otherwise. By the Employee’s execution of this Agreement, the Employee hereby irrevocably and unconditionally assigns to the Company all right, title and interest in any such Intellectual Property. The Employee further agrees to take all such steps and all further action as the Company may reasonable request to effectuate the foregoing, including, without limitation, the execution and delivery of such documents and applications as the Company may reasonably request to secure the rights to Intellectual Property worldwide by patent, copyright or otherwise to the Company or its successors and assigns. The Employee further agrees promptly and fully to disclose any Intellectual Property to the officers of the Company and to deliver to such officers all papers, drawings, models, data and other material (collectively, the “Material”) relating to any Intellectual Property made, reduced to practice, developed, created or contributed to by the Employee and, upon termination, or expiration of this Agreement, to turn over to the Company all such Material. To the extent that the Employee has signed any other assignment of inventions agreement, such agreement continues in full force and effect. 4.2 Exclusive Service; Non-Solicitation. Until the Effective Date, the Employee agrees not to accept employment with or perform services for any other entity, group or individual if such employment or service would in conflict with or interfere in any way with the Company’s business interests (as reasonably determined by the Company). From the date hereof through the end of the Severance Period, the Employee shall not: (a) solicit for employment or employ any employee of the Company or any of its affiliates or any person who is an independent contractor involved with the Company or any of its affiliates or (b) induce, attempt to induce or knowingly encourage any Customer of the Company or any of its affiliates to divert any business or income from the Company or any of its affiliates or to stop or alter the manner in which they are then doing business with the Company or any of its affiliates. The term “Customer” shall mean any individual or business firm that was or is a customer or client, or one that was or is a party in an investor agreement with, or whose business was actively solicited by, the Company or any of its affiliates at any time, regardless of whether such customer was generated, in whole or in part, by the Employee’s efforts. 4.3 Non-disparagement. The Employee agrees not to engage in any wrongful conduct that is injurious to the Company or ARC, or their respective subsidiaries’, officers’ or directors’ reputation or interest, including but not limited to, disparaging, inducing or encouraging others to disparage or bring claims against the Company or ARC, or their respective subsidiaries, officers or directors, or making or causing to be made any statement that is critical of or otherwise maligns the business reputation of the Company or ARC, or their respective subsidiaries, officers or directors, except if testifying truthfully under oath pursuant to any lawful court order or subpoena, responding to any request of the Board of Directors of the Company or ARC or its designees, or as otherwise required by law (“Required Disclosure”); provided, that in making a Required Disclosure, Employee shall provide prior notice of such Required Disclosure to the Company as far in advance as reasonably practicable (unless prohibited by law), so that the Company may intervene, appear or otherwise object, including by requesting a confidential hearing or confidential treatment at the Company’s sole expense. 4.4 Standstill. From the date hereof through the end of the Severance Period, without the Company’s prior written consent, the Employee will not, herself or through any affiliate, representative or other person, acting alone or as part of a “group” (within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934), directly or indirectly: (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of all or substantially all of the securities (or beneficial ownership thereof) or assets of ARC or any of its subsidiaries; (B) any tender or exchange offer or merger or other business combination involving ARC or any of its subsidiaries; (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to ARC or any of its subsidiaries; or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Securities and Exchange Commission) with respect to any securities of ARC, including without limitation to vote any securities of ARC or to provide or withhold consents or agent designations with respect to any securities of ARC, (ii) form, advise, join or in any way participate in a group in connection with the types of matters set forth in (i) above, (iii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of ARC or any of its subsidiaries, (iv) take any action which might force ARC to make a public announcement regarding any of the types of matters set forth in (i) above, (v) publicly announce any intention, plan or arrangement inconsistent with the foregoing, or (vi) enter into any discussions, arrangements or agreements with any third party relating to any of the foregoing. The Employee also agrees during such period not to request ARC (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph (including this sentence). 4.5 Cooperation. From the date hereof through the end of the Severance Period, the Employee shall cooperate with the Company and its affiliates, agents, accountants and attorneys in connection with any inquiries related to the Company’s or its affiliates’ (including, without limitation ARC) financial statements and information, as well as ARC’s filings with the Securities and Exchange Commission, as well as with any internal investigation, any administrative, regulatory or judicial investigation or proceeding or any dispute with a third party as reasonably requested by the Company (including being available to the Company upon reasonable notice for interviews, depositions and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents which are or may come into the Employee’s possession, all at times and on schedules that are reasonably consistent with the Employee’s other permitted activities and commitments). In the event the Company requires the Employee’s cooperation in accordance with this Section 4.5, the Company shall reimburse the Employee solely for reasonable legal fees and travel expenses (including lodging and meals), upon submission of receipts, incurred by the Employee in connection with the performance of her obligations under this Section 4.5. 4.6 Return of Company Property. Except as otherwise agreed in writing by the Parties hereto, on the Effective Date, the Employee shall return to the Company all property belonging to the Company, including all credit cards, ID cards, electronic devices, any and all original and duplicate copies of all her work product and of files, calendars, books, records, notes, notebooks, manuals, computer disks, diskettes, and any other magnetic and other media materials she has in her possession or under her control which contains Confidential Information (as defined below) of the Company. 4.7 Confidentiality. Employee agrees at all times during the term of her employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company to the extent necessary to perform her obligations to the Company as an employee of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Company, any Confidential Information of the Company. Employee further agrees not to make copies of such Confidential Information except as authorized by the Company. Employee understands that “Confidential Information” means any Company or ARC proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, Customer lists and Customers, prices and costs, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to her by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by her during the term of her employment, whether or not during working hours. Employee further understands that Confidential Information includes, but is not limited to, information pertaining to any aspect of the Company’s or ARC’s business which is either information not known by actual or potential competitors of the Company or ARC or other third parties not under confidentiality obligations to the Company or ARC, or is otherwise proprietary information of the Company, ARC or their respective Customers or suppliers, whether of a technical nature or otherwise. Employee also understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of hers or of others who were under confidentiality obligations as to the item or items involved. 4.8 Specific Performance and Injunctive Relief. The Employee agrees that any violation by her or her representatives or advisors of this Agreement would be highly injurious to the Company and would cause irreparable harm to the Company. By reason of the foregoing, the Employee consents and agrees that if she or her representatives or advisors violate any provision of this Agreement, the Company shall be entitled, in addition to any other rights and remedies that it may have, to obtain from any court of competent jurisdiction specific performance and/or injunctive or other relief (without the requirement of posting of a bond or other security) in order to enforce, or prevent any violation of, the provisions of this Agreement. In addition, in the event of a breach or violation by the Employee of Section 4 of this Agreement, any other material breach or violation of this Agreement by the Employee, in addition to all other available legal and equitable rights and remedies, the Company shall have the right to terminate any continuing obligation which it may then have to Employee to make any further payments under Section 3 of this Agreement. 5. No Assignment. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees, or any of them. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Employee. 6. Paragraph Headings. The headings of the several paragraphs in this Agreement are inserted solely for the convenience of the Parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

7. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. 8. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. 9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. 10. Construction. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the Parties hereto. Without limitation, there shall be no presumption against any Party on the ground that such Party was responsible for drafting this Agreement or any part thereof. 11. Entire Agreement. This Agreement sets forth the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any Party hereto, and any prior agreement of the Parties in respect of the subject matter contained herein. 12. Amendment. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer of the Company as may be specifically designated by the Board of Directors of the Company. 13. Understanding and Authority. The Parties understand and agree that all terms of this Agreement are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided. The Parties have carefully read this Agreement in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Agreement as of the date first written above. Acacia Research Group LLC By: /s/ Marc Booth Name: Marc W. Booth Its: Chief Intellectual Property Officer EMPLOYEE /s/ Kirsten Hoover Kirsten Hoover

EXHIBIT A GENERAL RELEASE OF CLAIMS THIS GENERAL RELEASE OF CLAIMS (“Release”) is entered into as of this 15th day of June, 2019 by and between Kirsten Hoover (“Former Employee”) and Acacia Research Group LLC, a Texas limited liability company (the “Company”) (collectively referred to herein as the “Parties”). WHEREAS, Former Employee and the Company are parties to that certain Separation Agreement and General Release of Claims dated as of February 12, 2019 (the “Agreement”); WHEREAS, the Former Employee’s employment with the Company terminated by mutual agreement of the Former Employee and the Company, effective as of the date hereof (the “Effective Date”); WHEREAS, the Parties agree that Former Employee is entitled to certain severance benefits under the Separation Agreement, subject to Former Employee’s execution of this Release; and WHEREAS, the Company and Former Employee now wish fully and finally to resolve all matters between them. NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Former Employee pursuant to the Separation Agreement, the adequacy of which is hereby acknowledged by Former Employee, and that Former Employee acknowledges that Former Employee would not otherwise be entitled to receive, Former Employee and the Company hereby agree as follows: 1. General Release of Claims by Former Employee. 1.1 Release and Discharge of Claims. In consideration for the promises and covenants contained herein, other than the rights and benefits granted to the Former Employee hereunder, Former Employee irrevocably and unconditionally releases and discharges the Company and all affiliated and related entities, and their respective agents, officers, directors, stockholders, members, employees, attorneys, insurers, subsidiaries, predecessors, successors and assigns (“Company Releasees”), from any and all claims, liabilities, obligations, promises, causes of actions, actions, suits, or demands, of whatsoever kind or character, known or unknown, suspected to exist or not suspected to exist, anticipated or not anticipated, arising from or relating to any omissions, acts or facts that have occurred up until and including the date of this Agreement, including but not limited to those arising from or related or attributable to Former Employee’s employment with the Company and her separation from such employment (“Claims”). Such Claims include, but are not limited to, claims based upon any violation of the Company’s policies and regulations or any written or oral contract or agreement between the Company and Former Employee; tort and common law claims including but not limited to claims for wrongful or retaliatory discharge, emotional distress, defamation, slander, libel or false imprisonment, claims for attorneys’ fees, back pay, front pay or reinstatement; claims based upon employment discrimination or harassment of any kind or nature, and claims based upon alleged violation of: the California Fair Employment and Housing Act (California Government Code section 12900, et seq.); the Unruh Civil Rights Act (California Civil Code section 51); the California Family Rights Act (California

Government Code sections 12945.2 and 19702.3); the California Labor Code; the Equal Pay Act of 1963, as amended (29 U.S.C. section 206(d) et. seq.); Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. section 2000e et seq.); the Former Employee Retirement Income Security Act of 1974, as amended (29 U.S.C. section 1001 et seq.); the Family Medical Leave Act (29 U.S.C. section 2601 et seq.); the Fair Labor Standards Act of 1938, as amended (29 U.S.C. section 201, et seq.); the United States and California Constitutions; the Americans With Disabilities Act, as amended (42 U.S.C. section 12101, et seq.); 42 U.S.C. sections 1981 and 1983; State wage and hour laws; or any other State, Federal or local statutes or laws. Former Employee further acknowledges that such Claims also include claims based on the Age Discrimination in Employment Act, as amended (29 U.S.C. section 621, et seq.) (the “ADEA”) and the Older Workers Benefit Protection Act (29 U.S.C. §626(f)), as amended (the “OWBPA”). The provisions of this Section do not release claims that cannot be released as a matter of law. The provisions of this Section also do not preclude (1) filing suit to challenge the Company's compliance with the waiver requirements of the ADEA, as amended by the OWBPA, or (2) filing a charge with the Equal Employment Opportunity Commission. However, Former Employee acknowledges that she is not entitled to any monetary damages resulting from any such actions. 1.2 General Release. Except as otherwise provided herein, Former Employee understands that this Agreement extends to all claims of every nature and kind, known or unknown, suspected or unsuspected, arising from or attributable to the above-referenced matters and disputes. Former Employee acknowledges that any and all rights granted her under section 1542 of the California Civil Code, or any other analogous Federal or State law or regulation, are hereby expressly waived. Section 1542 of the California Civil Code reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Former Employee further acknowledges that she is aware that after executing this Agreement, Former Employee or Former Employee’s agents may discover claims or facts in addition to or different from those that she now knows of with respect to the subject matter of this Agreement, but it is Former Employee’s intention to release all such claims. 1.3 Former Employee acknowledges that this Agreement was presented to her on the date indicated above and that Former Employee is entitled to have 21 days’ time in which to consider it. Former Employee further acknowledges that the Company has advised Former Employee that Former Employee is waiving her rights under the ADEA, and that Former Employee may obtain advice concerning this Agreement from an attorney of her choice, and Former Employee has had sufficient time to consider the terms of this Agreement. Former Employee represents and acknowledges that if Former Employee executes this Agreement before 21 days have elapsed, Former Employee does so knowingly, voluntarily, and upon the advice and with the approval of Former Employee’s legal counsel (if any), and that Former Employee voluntarily waives any remaining consideration period. 1.4 Former Employee understands that after executing this Agreement, Former Employee has the right to revoke it within seven days after her execution of it. Former Employee understands that this Agreement will not become effective and enforceable unless the seven-day revocation period passes and Former Employee does not revoke this Agreement in writing. Former Employee understands that this Agreement may not be revoked after the seven-day revocation period has passed. Former Employee also understands that any revocation of this Agreement must be made in writing and delivered to the Company at its principal place of business within the seven-day period. 1.5 Former Employee understands that this Agreement shall become effective, irrevocable, and binding upon Former Employee on the eighth day after her execution of it, so long as Former Employee has not revoked it within the time period and in the manner specified herein. Former Employee further understands that Former Employee will not be given any severance benefits under the Agreement until the effective date of this Agreement. 2. No Assignment. Former Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Former Employee may have against the Company Releasees, or any of them. Former Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Former Employee. 3. Paragraph Headings. The headings of the several paragraphs in this Release are inserted solely for the convenience of the Parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof. 4. Severability. The invalidity or unenforceability of any provision of this Release shall not affect the validity or enforceability of any other provision of this Release, which shall remain in full force and effect. 5. Governing Law. This Release will be governed by and construed in accordance with the laws of the United States and the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof. 6. Counterparts. This Release may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. 7. Construction. The language in all parts of this Release shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Release or any part thereof. 8. Entire Agreement. This Release and the Separation Agreement set forth the entire agreement of the Parties in respect of the subject matter contained herein and therein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto, and any prior agreement of the Parties in respect of the subject matter contained herein.

9. Amendment. No provision of this Release may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Former Employee and such officer of the Company as may be specifically designated by the Board. 10. Understanding and Authority. The Parties understand and agree that all terms of this Release are contractual and are not a mere recital, and represent and warrant that they are competent to covenant and agree as herein provided. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing Release as of the date first written above. Acacia Research Group LLC By: ________________________ Name: ________________________ Its: ________________________ EMPLOYEE _________________________________ Kirsten Hoover